Exhibit 24.3

POWER OF ATTORNEY

Know all men by these presents, that the person whose signature appears below hereby constitutes and appoints Henry R. Kravis, George R. Roberts, Joseph Y. Bae, William J. Janetschek, David J. Sorkin and Christopher Lee and each of them, any of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign the following registration statements:

•	Registration statement on Form S-3 (File No. 333-210061);

•	Registration statement on Form S-3 (File No. 333-194249); and

•	Registration statement on Form S-3 (File No. 333-169433),

and any or all amendments or supplements, including post-effective amendments to each such registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of the 1st day of July 2018.

/s/ Scott C. Nuttall
Name:	Scott C. Nuttall
Title:	Director